UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to 240.14a-12
Terra Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Filed by Terra Industries Inc.
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Terra Industries Inc.
Commission File No.: 001-08520
Important Information
Terra Industries Inc. (“Terra”) plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement regarding the proposed business combination with Yara International ASA (“Yara”). Investors and security holders are urged to read the proxy statement relating to such business combination and any other relevant documents filed with the SEC (when available), because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents that Terra files with the SEC (when available) at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the proxy statement and other documents filed by Terra with the SEC (when available) may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.
Certain Information Regarding Participants
Terra, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of Terra’s security holders in connection with the proposed business combination with Yara. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, its definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on October 13, 2009, and its Current Report on Form 8-K filed with the SEC on December 1, 2009. To the extent holdings of Terra securities have changed since the amounts printed in the definitive proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the proposed business combination with Yara when it is filed by Terra with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained herein include statements about the proposed business combination with Yara. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:

•	the possibility that various closing conditions for the proposed business combination with Yara may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction,

•	the risk that Terra’s stockholders fail to approve the proposed business combination,

•	the risk that Yara’s stockholders fail to approve the proposed capital increase for its rights offering,

•	that risk that the proposed business combination with Yara will not close within the anticipated time period,

•	the risk that disruptions from the proposed business combination with Yara will harm Terra’s relationships with its customers, employees and suppliers,

•	the diversion of management time on issues related to the proposed business combination with Yara,

•	the outcome of any legal proceedings challenging the proposed business combination with Yara,

•	the amount of the costs, fees, expenses and charges related to the proposed business combination with Yara,

•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulations,

•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K and in Terra’s subsequent Quarterly Reports on Form 10-Q, in each case in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in the Notes to the consolidated financial statements.

     The following is a transcription of the remarks of Michael L. Bennett, President and Chief Executive Officer of Terra Industries Inc., at a video conference call for Terra employees that occurred on February 15, 2010. The remarks were made available by Terra to its employees on February 17, 2010:
Good morning. I’m sorry I’m not there with you today, but I wanted to spend some time with you talking about Yara and Terra joining forces and how excited I am about this business combination. We believe the combination represents a winning proposition and a significant opportunity for Terra, our employees and our shareholders.
For those of you who are unfamiliar with Yara, it is the world’s largest supplier of plant nutrients with operations in 50 countries and sales to more than 120. They have production sites in 17 countries, but none in the U.S. Yara is also a leading global trader of ammonia.
Some of you may know Yara, as we have enjoyed a strong partnership with them since forming our GrowHow UK joint venture in the United Kingdom in 2007. Yara has a solid understanding of the nitrogen business and the value we place on producing and distributing ingredients essential to meeting the needs of a growing global population. Yara has called this combination of our companies a perfect fit, and I agree. Terra’s North American business will round out Yara’s global footprint, and Yara’s size and scope will provide Terra with enhanced opportunities.
As I outlined in my letter that you should have received this morning, following the close of the transaction, Terra will become a wholly-owned subsidiary of Yara and will be called Yara North America. Yara North America will oversee all North American operations for the combined company, including Yara’s manufacturing and sales facilities in the United States and Canada. I will serve as

President of Yara North America and Sioux City will become the headquarters of Yara’s North American operations.
Until the transaction closes, which we expect will happen by the end of the second quarter, we do not expect changes in your day-to-day responsibilities. Following the completion of the transaction, we expect that existing roles, responsibilities and reporting relationships will remain largely the same and compensation and benefits will be the same or comparable in value. Furthermore, our agricultural and industrial customers will continue to rely on people whom they’ve come to know and trust to provide Terra’s high-quality products and services. In short, your daily responsibilities and our commitment to our customers will largely remain the same.
I’d like to again emphasize that you, Terra’s valued employees remain a top priority during this process. This combination with Yara offers you the opportunity to be part of a larger and stronger organization with a much more significant global reach. Together we will possess the depth of resources that are increasingly beneficial for sustained success in our industry. Yara shares our strong belief that Terra’s employees are among the Company’s most valuable assets and we expect that as part of a leading global fertilizer company, there will be many exciting career opportunities through this combination.
Over the coming weeks I will be visiting with employees to share the benefits of this exciting transaction and answer any additional questions you may have. I hope that you will share my enthusiasm about this opportunity and I am eager to introduce you to more of Yara’s dynamic leadership team. Three of them are in Sioux City with you today.

We will do our best to keep you updated throughout this process, but bear in mind that there are certain legal and regulatory requirements that we must follow. Throughout this process, we are counting on you to focus on our objectives and continue demonstrating the dedication and commitment to excellence our customers have come to expect from Terra.
2009 was certainly an interesting year for us. Between the economic downturn and other events, there was no shortage of distractions at Terra. Thanks to your efforts and unwavering focus to our business, I believe we are now a stronger company.
I’d like to thank each of you for serving our company and our customers with such dedication and enthusiasm over the years. Many of you have been with Terra for nearly as long as I have—some even longer. I think most of you will agree that it’s a great place to work, and it’s a little unsettling to know that things are about to change. But while it’s natural to feel some trepidation about a change of this magnitude, I hope that you will come to be as excited about it as I am.
While we work to take this next step, we are relying on each of you to continue the hard work and dedication you have always demonstrated. Until the transaction closes, it is important to remember that we will continue to operate as separate companies. I am excited to take this journey with you all and I look forward to the many great things we will accomplish this year and beyond.
With that, I’d now like turn the presentation back over to Tor and Egil who I know would like to say a few words.

I’m being told that this ends this morning’s webcast, and that our conversation will continue by conference call.